Filed pursuant to Rule 424(b)(5)
Registration No. 333-288213

PROSPECTUS SUPPLEMENT

(To prospectus dated June 27, 2025)

Up to $185,000,000

Common Stock

We have previously entered into an Open Market Sale AgreementSM (the “sales agreement”), dated June 20, 2025, with Jefferies LLC (“Jefferies”), relating to the sale of shares of our common stock, par value $0.001 per share. In accordance with the terms of the sales agreement, pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $185,000,000 from time to time through Jefferies, acting as our sales agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “IKT.” On December 17, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.59 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to a compensation under the terms of the sales agreement at a commission rate of up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to Jefferies.

Investing in our common stock involves a high degree of risk. See the information contained under “Risk Factors” beginning on page S-8 of this prospectus supplement and the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is December 19, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this registration statement, we may offer up to $300,000,000 of our securities. Under this prospectus supplement, we may offer shares of our common stock having an aggregate offering price of up to $185,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. The $185,000,000 of shares of our common stock that may be sold under this prospectus supplement are included in the $300,000,000 of our securities that may be sold under the registration statement.

Before buying any of the shares of our common stock offered hereby, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference in this prospectus supplement, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

This prospectus supplement and the information incorporated by reference herein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but the omission of such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. As used in this prospectus supplement, unless the context suggests otherwise, all references in this prospectus supplement and any free writing prospectus to “us,” “our,” “Inhibikase,” “we,” the “Company” and similar designations refer to Inhibikase Therapeutics, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our securities. Before investing in our common stock, you should carefully read the information contained and incorporated by reference in this prospectus supplement, including the sections titled “Risk Factors” and the financial statements and accompanying notes.

Our Company

We are a clinical-stage pharmaceutical company developing therapeutics to modify the course of cardiopulmonary diseases namely, Pulmonary Arterial Hypertension (“PAH”), in which aberrant signaling through the Abelson Tyrosine Kinase, and type III receptor tyrosine kinases including platelet derived growth factor receptors and c-KIT has been implicated. Our lead product candidate is IKT-001, a prodrug of imatinib mesylate, for PAH which is an orphan indication. PAH is a progressive, life-threatening disease characterized by pulmonary vascular remodeling and elevated pulmonary vascular resistance that affects approximately 50,000 Americans. We have completed a non-human primate safety study and a bioequivalence clinical study in healthy volunteers to determine the doses of IKT-001 that are equivalent to imatinib mesylate. Our Phase 3 study, named IMPROVE-PAH (IKT-001 for Measuring Pulmonary Vascular Resistance and Outcome Variables in a Phase 3 Evaluation of PAH), is expected to be initiated in the first quarter of 2026.

We were previously pursuing risvodetinib (also known as IkT-148009), a selective inhibitor of the non-receptor Abelson Tyrosine Kinases that targets the treatment of Parkinson’s disease, but we have discontinued and outlicensed this program.

IKT-001 and PAH

IKT-001 emerged from our medicinal chemistry program that aimed to develop improvements to drugs that inhibit Abelson Tyrosine Kinase and type III receptor tyrosine kinases. IKT-001, a novel oral prodrug of imatinib mesylate, was designed to improve areas of the molecule that might play a role in the gastrointestinal (“GI”) side effects commonly observed with oral imatinib mesylate. A three-part dose finding/dose equivalence study in 66 healthy volunteers (known as ‘the 501 trial’) was completed with IKT-001 in 2023. The study was designed to evaluate the 96-hour single-dose pharmacokinetics of imatinib delivered as IKT-001 and determine the dose relationship between IKT-001 and imatinib mesylate. Based on this study it was determined that bioequivalence was established with a 300 mg dose of IKT-001 to a dose of 230 mg of imatinib mesylate while a 500 mg dose of IKT-001 was established as bioequivalent to a dose of 383 mg of imatinib mesylate. These doses are adequate to cover the target systemically and were similar to the doses of imatinib mesylate used in the Phase 3 IMPRES trial in PAH.

More recently, a contemporary study published in the American Journal of Respiratory and Critical Care Medicine in an open label, single arm, four (4) center study with seventeen (17) patients confirmed that imatinib was generally well tolerated (with zero discontinuations for tolerance or side effects) in World Health Organization (“WHO”) Group 1 PAH population, and demonstrated a treatment effect on total pulmonary resistance (“TPR”) that compares favorably with other novel therapies for PAH, including sotatercept and seralutinib. Acknowledging the limitations of cross study comparisons and the small size of the study, we believe this recent study supports our thesis that systemic exposure of imatinib can be well tolerated and provide strong efficacy to patients suffering from PAH.

On January 19, 2024, we met with the Food and Drug Administration (“FDA”) Hematological Malignancy Review Team (“Review Team”) in a Pre-New Drug Application (“pre-NDA”) meeting to discuss our bioequivalence studies of IKT-001 and its path to approval. All questions were addressed and summarized in official meeting minutes issued by the FDA on February 12, 2024. During the meeting, we inquired whether additional clinical studies would be needed to seek approval and discussed manufacturing and quality control requirements for approval. The Review Team acknowledged that the 505(b)(2) pathway appeared to be the appropriate pathway for approval of IKT-001.

PAH is a rare disease of the pulmonary microvasculature found in 15 to 50 persons per million within the United States and Europe. The global PAH market size was valued at $7.66 billion in 2023 and is estimated to grow at a compound annual growth rate of 3.3% through 2034. Most of the treatments that constitute the standard of care (e.g. ERAs, PDE5s, prostacyclins) primarily act as vasodilators. In 2024, sotatercept was approved for the treatment of PAH on top of standard-of-care (“SOC”). Sotatercept, branded as WINREVAIR, is a recombinant fusion protein that acts as a trap for transforming growth factor-beta superfamily ligands, including activin A and bone morphogenetic protein 9. These ligands may play a role in the development and progression of PAH by promoting cell proliferation and fibrosis.

Sotatercept was launched by Merck & Co in 2024 and is presently generating, on an annualized basis, approximately $1.4 billion in sales with quarter-on-quarter growth rate since launch. The success of sotatercept has created renewed enthusiasm around the anti-proliferative pathways in PAH. As previously mentioned, imatinib inhibits Abelson Tyrosine Kinase and type III receptor tyrosine kinases and through these pathways inhibits platelet-derived growth factor receptors which are involved in cell proliferation and migration as well as stem cell factor receptor (c-KIT) which modulates mast cell and hematopoietic stem cell activity. Through these targets, imatinib may inhibit vascular cell proliferation, migration and fibrosis. Thus, targeting the type III receptor tyrosine kinase pathway may provide an alternate mechanism for disease modification in PAH.

The first reports of the use of imatinib in PAH were published in 2005 and 2006. A Phase 2, randomized controlled trial, was subsequently conducted showing clinical benefit of imatinib in PAH. In 2013, the outcome of a Phase 3 trial (IMPRES) evaluating imatinib mesylate as a treatment for PAH was reported, demonstrating that imatinib may improve key parameters associated with PAH. In this study, imatinib improved exercise capacity and hemodynamics in patients with advanced PAH but approval was precluded because of the bleeding risk associated with concomitant anti-coagulant therapy and the high discontinuation rate in the imatinib group.

As we considered developing IKT-001 in PAH, we recognized that changes in SOC for these patients may have alleviated much of the safety risk previously observed for imatinib in PAH patients. This analysis prompted us to file a pre-IND (“PIND”) meeting request to discuss the application of IKT-001 as a potential disease-modifying treatment for PAH. To evaluate this further, members of the Company met with the FDA Division of Cardiology and Nephrology in a PIND meeting to discuss our plan to utilize IKT-001 in a Phase 2b efficacy, safety and tolerability study in PAH. At the meeting, the FDA confirmed that IKT-001 would be viewed as a New Molecular Entity (“NME”) and that the appropriate path for approval remained to be the 505(b)(2) statute. This opens up the possibility of IKT-001 being granted NME status and market exclusivity on approval. The IND was filed with the FDA on August 9, 2024 and we were cleared to initiate a Phase 2b trial on September 9, 2024. We previously planned to initiate a Phase 2b study in 150 subjects in PAH prior to advancing to a global pivotal Phase 3 study. However, we submitted a Type C Meeting request to program the FDA to, among other things, obtain feedback on an immediate transition to a single pivotal Phase 3.

Following receipt from the FDA of the Written Response from the Type C interaction on November 12th, 2025, we now plan to initiate a two-part adaptive Phase 3 study. We expect Part A of IMPROVE-PAH will be a double blind, placebo-controlled study in 140 patients with a primary endpoint of PVR at Week 24. We expect that Part B will adopt an identical format to Part A except the primary endpoint will be 6-minute walk distance at Week 24 in 346 patients. We believe this adaptive Phase 3 study design has important advantages including (1) permitting a 12-week dose-titration phase designed to get patients to the highest tolerable dose of IKT-001; (2) uninterrupted enrollment between Part A and Part B; and (3) the ability to, if necessary, undertake a sample size re-estimation for Part B based on Part A findings. Given that we were well-advanced in initiating the previous Phase 2b study design, we expect to initiate IMPROVE-PAH in the first quarter of 2026, with this study expected to be conducted in up to approximately 180 sites around the world.

We have had discussions with the FDA regarding Orphan Drug Designation (“ODD”) for delivery of imatinib by IKT-001 for PAH and plan to apply for ODD once the required pre-clinical studies are complete.

We currently have global commercialization rights to IKT-001 and patent protection in the United States until 2033 for IKT-001 with upcoming patent application filings potentially extending patent protection for certain methods of treatment using IKT-001 until 2044.

Corporate History and Information

We were incorporated in Delaware in 2010 as a successor to a Georgia limited liability company, and commenced operations in September 2008. Our subsidiary, IKT Securities Corporation, was incorporated in Massachusetts on December 13, 2021. On February 21, 2025, we acquired CorHepta Pharmaceuticals, Inc., a Delaware corporation, to expand our product pipeline and to strengthen our scientific leadership.

Our principal executive offices are located at 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801 and our telephone number is (302) 295-3800. Our website address is http:www.inhibikase.com. The information contained in, or that can be accessed through, our website, does not constitute a part of this prospectus supplement, and is not incorporated by reference in this prospectus supplement or in any other filings we make with the SEC. We have included our website in this prospectus supplement solely as an inactive textual reference. Our common stock trades on the Nasdaq Capital Market under the symbol “IKT.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenues during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

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being permitted to only disclose two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

∎	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements;

∎	reduced disclosure about our executive compensation arrangements; and

∎	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.

We have elected to take advantage of some, but not all, of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenues are $1.235 billion or more; (ii) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended (the

“Exchange Act”); (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2025.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the aggregate amount of gross proceeds to us as a result of this offering is less than $700.0 million and our annual revenue was less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250.0 million or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $185 million.

Common stock to be outstanding after this offering	Up to 191,160,112 shares (as more fully described in the notes following this table), assuming sales of 116,352,201 shares of our common stock in this offering at an offering price of $1.59 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 17, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or such other national securities exchange on which our common stock is then listed, through our sales agent, Jefferies. See “Plan of Distribution” on page S-16 of this prospectus supplement.

Use of Proceeds	Our management will retain broad discretion regarding the allocation and use of any net proceeds. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, primarily for general corporate purposes, which may include, among other things, clinical trials, product candidate development and manufacturing activities for IKT-001 and other product candidates, other research and development activities, acquisitions of new technologies or businesses, and the remainder for working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“IKT”

All information in this prospectus supplement related to the number of shares of our common stock to be outstanding immediately after this offering is based on 74,807,911 shares of our common stock outstanding as of September 30, 2025. The number of shares outstanding as of September 30, 2025 excludes:

∎	35,797,689 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted average exercise price of $2.11 per share as of such date;

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2,056,049 shares of our common stock issuable upon the exercise and achievement of the performance criteria of our performance-based stock options outstanding as of September 30, 2025, at a weighted average exercise price of $2.35 per share as of such date;

∎	31,424,909 shares of our common stock reserved for future issuance under our 2020 Equity Incentive Plan, as amended, as of September 30, 2025;

∎	119,591,301 shares of our common stock issuable upon the exercise of outstanding warrants, as of September 30, 2025, at a weighted average exercise price of $1.53 per share as of such date; and

∎	19,665,131 shares of our common stock issuable upon the exercise of pre-funded warrants, as of September 30, 2025 with an exercise price of $0.001 per share.

In addition, the number of shares outstanding immediately after this offering does not include the 46,091,739 shares of our common stock and 22,873,779 shares of our common stock issuable upon the exercise of pre-funded warrants sold in our underwritten public offering completed on November 24, 2025.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of stock options after September 30, 2025 and reflects an assumed public offering price of $1.59, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 17, 2025.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus supplement, and all of the other information in this prospectus supplement, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We currently expect to use any net proceeds of this offering primarily for general corporate purposes, which may include, among other things, clinical trials, product candidate development and manufacturing activities for IKT-001 and other product candidates, other research and development activities, acquisitions of new technologies or businesses, and the remainder for working capital, capital expenditures and other general corporate purposes. Pending the use of net proceeds, we may invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government. Because of the number and variability of factors that will determine our use of any net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management might not spend the net proceeds in ways that improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See the section entitled “Use of Proceeds” for more information.

Purchasers in this offering may experience immediate dilution in the book value per share of the common stock purchased in the offering and may experience future dilution as a result of future equity offerings.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the assumed sale of shares of our common stock in the aggregate amount of $185 million at an assumed offering price of $1.59 per share, the last reported sale price of our common stock on December 17, 2025 on the Nasdaq Capital Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $253,075,798 or approximately $1.32 per share. This would represent an immediate increase in net tangible book value of approximately $0.35 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $0.27 per share to purchasers of our common stock in this offering.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities. Further, the exercise of outstanding stock options or the exercise of stock options issued in the future could result in further dilution to investors and any additional shares issued in connection with acquisitions, should we choose to pursue any, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.

The actual number of any shares we may issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sales agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Jefferies in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid.

Sales of a significant number of shares of our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information and documents incorporated by reference herein, contain forward- looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the documents incorporated by reference herein, and in particular those factors referenced in the section “Risk Factors.”

This prospectus supplement, any related free writing prospectus and the information and documents incorporated by reference herein contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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the success, cost and timing of our product development activities and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

∎	our ability to initiate and successfully enroll a Phase 3 trial in pulmonary arterial hypertension in multiple countries;

∎	our ability to initiate Phase 3 trials in pulmonary arterial hypertension in multiple countries to support regulatory approval, including our interactions with the FDA and timing related thereto;

∎	our ability to successfully complete any clinical trial;

∎	our ability to successfully manufacture our product candidates for future clinical trials or for commercial use, if approved;

∎	our ability to obtain and maintain regulatory approval, if obtained, for any product candidates;

∎	the success of competing therapies that are or become available;

∎	our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates;

∎	the commercialization of our product candidates, if approved;

∎	future agreements with third parties in connection with the commercialization of our product candidates and any other approved product;

∎	the size and growth potential of the markets for our product candidates, if approved, and our ability to serve those markets;

∎	the rate and degree of market acceptance of our product candidates, if approved;

∎	regulatory developments in the United States and foreign countries;

∎	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

∎	our ability to attract and retain key scientific or management personnel;

∎	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

∎	the impact of laws and regulations;

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the impact of trade restrictions such as sanctions, tariffs, reciprocal and retaliatory tariffs, and other tariff-related measures; regulatory requirements, legal actions, or enforcement; and inflation rates on our business, financial condition and results of operations;

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the potential for another pandemic, epidemic or outbreak of an infectious disease to disrupt our business plans, product development activities, ongoing clinical trials, including the timing and enrollment of patients, the health of our employees and the strength of our supply chain;

∎	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;

∎	other risks and uncertainties, including those listed under the caption “Risk Factors”; and

∎	our use of the proceeds from this offering and any other financing transaction we may undertake.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including the risks outlined under the heading “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act).

The forward-looking statements in this prospectus supplement and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

This prospectus supplement, any related free writing prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $185 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our sales agreement with Jefferies as a source of financing.

We currently intend to use potential proceeds from this offering, if any, together with our existing cash and cash equivalents, primarily for general corporate purposes, which may include, among other things, clinical trials, product candidate development and manufacturing activities for IKT-001 or other product candidates, other research and development activities, acquisitions of new technologies or businesses, and the remainder for working capital, capital expenditures and other general corporate purposes.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of September 30, 2025 was approximately $72,898,298, or approximately $0.97 per share of common stock based upon 74,807,911 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of September 30, 2025.

Net tangible book value dilution per share to investors participating in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of $185 million of shares of our common stock in this offering at an assumed public offering price of $1.59 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 17, 2025, and after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $253,075,798, or approximately $1.32 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.35 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.27 per share to investors participating in this offering at the public offering price.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$1.59
Historical net tangible book value per share as of September 30, 2025	$0.97
Increase in net tangible book value per share attributable to the offering	$0.35

As adjusted net tangible book value per share after giving effect to this offering		$1.32

Dilution in net tangible book value per share to investors participating in this offering		$0.27

The table above assumes for illustrative purposes that an aggregate of $185 million in shares of our common stock are sold at a price of $1.59 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 17, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.59 per share shown in the table above, assuming all of our common stock in the aggregate amount of $185 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $1.73 per share and would increase the dilution in net tangible book value per share to investors participating in this offering to $0.86 per share, after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The table and discussion above are based on 74,807,911 shares of our common stock outstanding as of September 30, 2025. The number of shares outstanding as of September 30, 2025 excludes:

∎	35,797,689 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted average exercise price of $2.11 per share as of such date;

∎

2,056,049 shares of our common stock issuable upon the exercise and achievement of the performance criteria of our performance-based stock options outstanding as of September 30, 2025, at a weighted average exercise price of $2.35 per share as of such date;

∎	31,424,909 shares of our common stock reserved for future issuance under our 2020 Equity Incentive Plan, as amended, as of September 30, 2025;

∎	119,591,301 shares of our common stock issuable upon the exercise of outstanding warrants, as of September 30, 2025, at a weighted average exercise price of $1.53 per share as of such date; and

∎	19,665,131 shares of our common stock issuable upon the exercise of pre-funded warrants, as of September 30, 2025 with an exercise price of $0.001 per share.

In addition, the number of shares outstanding immediately after this offering does not include the 46,091,739 shares of our common stock and 22,873,779 shares of our common stock issuable upon the exercise of pre-funded warrants sold in our underwritten public offering completed on November 24, 2025.

To the extent that any options are exercised, new options are issued under our 2020 Equity Incentive Plan, as amended, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with acquisitions), there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant. Our ability to pay dividends on our common stock may be restricted by the terms of any of our future indebtedness.

PLAN OF DISTRIBUTION

We have previously entered into a sales agreement with Jefferies, under which we may offer and sell shares of common stock from time to time through Jefferies acting as agent. Pursuant to this prospectus supplement, we may offer and sell up to $185 million of our shares of common stock. Sales of our shares of common stock, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $145,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the Nasdaq Capital Market on the day following each day on which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus supplement in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement electronically.

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Inhibikase Therapeutics, Inc. and Subsidiary for the two years ended December 31, 2024, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Inhibikase Therapeutics, Inc. and Subsidiary Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus supplement, you should read the registration statement of which this prospectus supplement is a part, including its exhibits and schedules. Statements contained in this prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We also make these documents available on our website at http:www.inhibikase.com. Our website and the information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded.

∎	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025, as amended by a Form 10-K/A, as filed with the SEC on April 25, 2025;

∎	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 14, 2025, August 14, 2025 and November 14, 2025, respectively;

∎	Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 29, 2025, February 18, 2025, February 24, 2025, April 14, 2025, June 30, 2025, November 20, 2025 and November 21, 2025; and

∎

The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39676), filed with the SEC under Section 12(b) of the Exchange Act, filed with the SEC on October 29, 2020, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings made after the date of this prospectus supplement with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until the offering of the securities made by this prospectus supplement is completed or terminated.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus supplement, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address: Inhibikase Therapeutics, Inc., 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801, Attention: Investor Relations, or by telephone request to 302-295-3800.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http:www.inhibikase.com. Information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus , and you should not consider it part of this prospectus supplement or the accompanying prospectus. We have included our website solely as an inactive textual reference.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $300,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus. We may offer these securities separately or together in units. Each time we sell securities described herein, we will specify in the applicable accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the applicable accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “IKT.” On June 18, 2025, the closing price for our common stock, as reported on the Nasdaq Capital Market, was $1.70 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 27, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.

Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus, any applicable accompanying prospectus supplement, and any related free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 29 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We are responsible for all of the disclosures contained in this prospectus, and we believe that these sources are reliable; however, we have not independently verified the information contained in such publications.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

As used in this prospectus, unless the context suggests otherwise, all references to “us,” “our,” “Inhibikase,” “we,” the “Company” and similar designations refer to Inhibikase Therapeutics, Inc.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as applicable, and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions and variations or negatives of these words.

Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

∎

the success, cost and timing of our product development activities and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

∎	our ability to initiate a Phase 2b trial in pulmonary arterial hypertension;

∎	our ability to successfully complete any future clinical trial;

∎	our ability to successfully manufacture our product candidates for future clinical trials or for commercial use, if approved;

∎	our ability to obtain and maintain regulatory approval, if obtained, for any product candidates;

∎	the success of competing therapies that are or become available;

∎	our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates;

∎	the commercialization of our product candidates, if approved;

∎	future agreements with third parties in connection with the commercialization of our product candidates and any other approved product;

∎	the size and growth potential of the markets for our product candidates, if approved, and our ability to serve those markets;

∎	the rate and degree of market acceptance of our product candidates, if approved;

∎	regulatory developments in the United States and foreign countries;

∎	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

∎	our ability to attract and retain key scientific or management personnel;

∎	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

∎	the impact of laws and regulations; and our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;

∎

the impact of trade restrictions such as sanctions, tariffs, reciprocal and retaliatory tariffs, and other tariff-related measures; regulatory requirements, legal actions, or enforcement; and inflation rates on our business, financial condition and results of operations;

∎

the potential for another pandemic, epidemic or outbreak of an infectious disease to disrupt our business plans, product development activities, ongoing clinical trials, including the timing and enrollment of patients, the health of our employees and the strength of our supply chain; and

∎	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including the risks outlined under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act).

The forward-looking statements in this prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

THE COMPANY

We are a clinical-stage pharmaceutical company developing therapeutics to modify the course of cardiopulmonary diseases namely, Pulmonary Arterial Hypertension (“PAH”) which is an orphan indication. Our lead product candidate is IKT-001, a prodrug of imatinib mesylate, which may impact the underlying pathophysiology of PAH from aberrant signaling through type III receptor tyrosine kinases including platelet derived growth factor receptors, c-KIT and possibly colony stimulating factor 1 receptor and Abelson tyrosine kinase (“ABL”). We have completed non-human primate safety studies and a bioequivalence clinical trial in healthy volunteers to determine the doses of IKT-001 that are equivalent to established efficacious doses of imatinib mesylate.

IKT-001

IKT-001 emerged from our medicinal chemistry program that aimed to develop improvements to drugs that inhibit ABL and type III receptor tyrosine kinases. IKT-001, a prodrug of imatinib mesylate, was designed to modify structural elements of the parent molecule that might play a role in the gastrointestinal (“GI”) side effects commonly observed with oral imatinib mesylate. A three-part dose finding/dose equivalence study in 66 healthy volunteers was completed with IKT-001 in 2023. The study was designed to establish that IKT-001 is stable in the gut and is rapidly and completely bio-converted into imatinib in the blood. In addition, this study evaluated the pharmacokinetics of imatinib delivered as IKT-001 to determine the dose relationship between IKT-001 and imatinib mesylate. Based on this study bioequivalence was established with a 300 mg dose of IKT-001 bioequivalent to a dose of 230 mg of imatinib mesylate while a 500 mg dose of IKT-001 was bioequivalent to a dose of 383 mg of imatinib mesylate. Based on target kinase inhibition in vitro (IC50s), exposures at these doses are adequate to cover the targets systemically and are similar to the doses of imatinib mesylate used in the Phase 3 IMPRES trial in PAH.

On January 19, 2024, we met with the Food and Drug Administration (“FDA”) Hematological Malignancy Review Team (“Review Team”) in a Pre-New Drug Application (“pre-NDA”), meeting to discuss our bioequivalence studies of IKT-001 and its path to approval. All questions were addressed and summarized in official meeting minutes issued by the FDA on February 12, 2024. During the meeting, we inquired whether additional clinical studies would be needed to seek approval and discussed manufacturing and quality control requirements for approval. The Review Team acknowledged that the 505(b)(2) pathway appeared to be the appropriate pathway for approval of IKT-001.

PAH

PAH is a rare disease of the pulmonary microvasculature found in 15 to 50 persons per million within the United States and Europe. The global PAH market size was valued at $7.66 billion in 2023 and is estimated to grow at a compound annual growth rate of over 5% between 2024 and 2030. Most of the treatments that constitute the standard of care (e.g. ERAs, PDE5is, prostacyclins) primarily act as vasodilators. In 2024, sotatercept was approved for the treatment of PAH on top of standard-of-care. Sotatercept is a recombinant fusion protein that acts as a trap for transforming growth factor-beta superfamily ligands, including activin A and bone morphogenetic protein 9. These ligands may play a role in the development and progression of PAH by promoting excessive cell proliferation and fibrosis.

The success of sotatercept has created renewed enthusiasm around the anti-proliferative pathways in PAH. As previously mentioned, imatinib inhibits type III receptor tyrosine kinases and through these pathways inhibits platelet-derived growth factor receptor and c-KIT tyrosine kinase activity. These pathways are thought to be involved in excessive vascular cell proliferation and migration of mast cells and other hematopoietic stem cells that contribute to pathologic vascular remodeling. Through these targets imatinib may inhibit vascular smooth muscle cell proliferation and fibrosis which may provide an alternate pathway for disease modification in PAH.

The first reports of the use of imatinib in PAH were published in 2005 and 2006. A Phase 2, randomized control trial, was subsequently conducted showing clinical benefit of imatinib in PAH. In 2013, the outcome of a Phase 3 trial (IMPRES) evaluating imatinib mesylate as a treatment for PAH was reported. This study demonstrated that imatinib improved multiple efficacy parameters including 6 minute walk distance which is the primary endpoint in most PAH registration studies. Unfortunately, there was a high adverse event rate particularly related to GI side effects in the imatinib arm as well as a high discontinuation rate.

We believe that IKT-001 will have an improved GI tolerance profile when compared to oral imatinib mesylate, which may allow for improved adherence at efficacious doses. This prompted us to file a pre-IND (“PIND”) meeting request to discuss the application of IKT-001 as a potential disease-modifying treatment for PAH. To evaluate this further, we met with the FDA Division of Cardiology and Nephrology in a PIND meeting to discuss our plan to utilize IKT-001 in a Phase 2b efficacy, safety and tolerability study in PAH. At the meeting, the FDA confirmed that IKT-001 would be viewed as a New Molecular Entity (“NME”) and that the appropriate path for approval remained to be the 505(b)(2) statute. This opens up the possibility of IKT-001 being granted NME status and market exclusivity on approval. The IND was filed with the FDA on August 9, 2024 and we were cleared to initiate a Phase 2b trial on September 9, 2024. We have had discussions with the FDA regarding Orphan Drug Designation (“ODD”) for delivery of imatinib by IKT-001 for PAH and plan to apply for ODD once the required pre-clinical studies are complete.

Recently, a contemporary study of imatinib in PAH was published in the American Journal of Respiratory and Critical Care Medicine. This study was an open label, single arm, four (4) center study with seventeen (17) patients of imatinib in WHO Group 1 PAH population and notably included continuous hemodynamic monitoring via a remote monitoring device. In this study there were no discontinuations due to imatinib intolerance or side effects. Importantly, imatinib reduced mean pulmonary artery pressure, total pulmonary resistance and night heart rate, all of which remained below baseline up to 40 days following imatinib withdrawal. Acknowledging the limitations of cross study comparisons and the small size of the study, we believe this recent study supports our thesis that systemic exposure of imatinib can be well tolerated and provide strong efficacy to patients suffering from PAH.

We currently have commercialization rights to IKT-001 and patent protection in the United States until 2033 for IKT-001 with upcoming patent application filings potentially extending patent protection for certain methods of treatment using IKT-001 until 2045.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, without limitation to, working capital, capital expenditures, business development and research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

SECURITIES THAT MAY BE OFFERED

We may offer shares of common or preferred stock, various series of senior or subordinated debt securities, warrants, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with the applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer from time to time. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

∎	designation or classification;

∎	aggregate principal amount or aggregate offering price;

∎	voting or other rights;

∎	rates and times of payment of interest, dividends or other payments, if any;

∎	liquidation preference;

∎	original issue discount, if any;

∎	maturity date, if applicable;

∎	ranking;

∎	restrictive covenants, if any;

∎

redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;

∎	any securities exchange or market listing arrangements; and

∎	important U.S. federal income tax considerations, if any.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the prospectus supplement related to any securities being offered.

We may sell the securities directly to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our amended and restated certificate of incorporation, second amended and restated by-laws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, as amended (our “certificate of incorporation”) and our amended and restated by-laws (our “by-laws” and, together with our certificate of incorporation, our “Charter Documents”), in each case, as amended and supplemented, which are filed as exhibits to the registration statement of which this prospectus forms a part, and applicable provisions of Delaware corporate law.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated preferred stock.

Common Stock

Dividends

Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding.

Voting

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Our by-laws provide that, except as required by law or our Charter Documents and other than with respect to the election of a director or directors, all matters will be decided by the vote of the majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the subject matter for and against such matter. Any election of directors by stockholders shall be determined by a plurality of the voting power present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Other Rights

In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Holders of our common stock have no preemptive, subscription, redemption or conversion rights and no sinking fund provisions are applicable to our common stock.

When we issue shares of common stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “IKT.” On June 18, 2025, the closing price for our common stock, as reported on the Nasdaq Capital Market, was $1.70 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Undesignated Preferred Stock

Our board of directors is authorized to issue up to 10,000,000 shares of undesignated preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the board of directors may fix are:

∎	dividend rights;

∎	dividend rates;

∎	conversion rights;

∎	voting rights;

∎	terms of redemption; and

∎	liquidation preferences.

The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

∎	the title and stated value;

∎	the number of shares authorized;

∎	the liquidation preference per share;

∎	the purchase price;

∎	the dividend rate, period and payment date, and method of calculation for dividends;

∎	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

∎	the procedures for any auction and remarketing, if any;

∎	the provisions for a sinking fund, if any;

∎	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

∎	any listing of the preferred stock on any securities exchange or market;

∎	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

∎	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

∎	voting rights, if any, of the preferred stock;

∎	preemptive rights, if any;

∎	restrictions on transfer, sale or other assignment, if any;

∎	whether interests in the preferred stock will be represented by depositary shares;

∎	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

∎	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

∎

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

∎	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not be subject to any preemptive or similar rights.

Antitakeover Effects of Delaware Law and Provisions of our Certificate of Incorporation and By-laws

Certain provisions of the Delaware General Corporation Law and of our certificate of incorporation and by-laws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

∎	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

∎

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

∎

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

∎	any merger or consolidation involving the corporation and the interested stockholder;

∎	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

∎	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

∎

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

∎	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Certificate of Incorporation and By-laws

Our certificate of incorporation and by-laws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. Our certificate of incorporation provides that directors may be removed only for cause by the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No written consent of stockholders. Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Meetings of stockholders. Our certificate of incorporation provides that only the Chairperson of our board of directors, the Chief Executive Officer, the President or our board of directors acting pursuant to a majority of our board of directors may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 45 days or more than 75 days before to the one-year anniversary of the date on which we first mailed our proxy materials or notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. The notice must contain certain information specified in the by-laws.

Amendment to certificate of incorporation and by-laws. As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law or our certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, exclusive jurisdiction and the amendment of our certificate of incorporation must be approved by not less than sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities, voting together as a single class.

Our by-laws may not be amended by stockholders. Our certificate of incorporation provides that our by-laws may be amended, altered, or repealed by our board of directors.

Undesignated preferred stock. Our certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Exclusive jurisdiction for certain actions. Our certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim arising pursuant to the Delaware General Corporation Law (the “DGCL”), any action regarding our certificate of incorporation or our by-laws or any action asserting a claim against us that is governed by the internal affairs doctrine. Our certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The choice of the Court of Chancery of the State of Delaware as the sole and exclusive forum for any derivative action or proceeding brought on our behalf does not apply to suits seeking to enforce a duty or liability created by the Securities Act or Exchange Act. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and by-laws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

∎	the title;

∎	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

∎	any limit on the amount that may be issued;

∎	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

∎	the maturity date;

∎	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem;

∎	the debt securities if we have to pay such additional amounts;

∎

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

∎	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

∎	the terms of the subordination of any series of subordinated debt;

∎	the place where payments will be payable;

∎	restrictions on transfer, sale or other assignment, if any;

∎	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

∎

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

∎

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

∎	whether the indenture will restrict our ability or the ability of our subsidiaries to:

∎	incur additional indebtedness;

∎	issue additional securities;

∎	create liens;

∎	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

∎	redeem capital stock;

∎	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

∎	make investments or other restricted payments;

∎	sell or otherwise dispose of assets;

∎	enter into sale-leaseback transactions;

∎	engage in transactions with stockholders or affiliates;

∎	issue or sell stock of our subsidiaries; or

∎	effect a consolidation or merger;

∎	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

∎	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

∎	information describing any book-entry features;

∎	provisions for a sinking fund purchase or other analogous fund, if any;

∎	the applicability of the provisions in the indenture on discharge;

∎

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

∎	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

∎	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

∎

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

∎	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

∎	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

∎

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

∎	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

∎	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

∎

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

∎	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

∎

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

∎

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

∎	to fix any ambiguity, defect or inconsistency in the indenture;

∎	to comply with the provisions described above under “Description of Our Debt Securities — Consolidation, Merger or Sale;”

∎	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

∎

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

∎

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities - General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

∎	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

∎	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

∎

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

∎	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

∎	extending the stated maturity of the series of debt securities;

∎	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

∎	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

∎	register the transfer or exchange of debt securities of the series;

∎	replace stolen, lost or mutilated debt securities of the series;

∎	maintain paying agencies;

∎	hold monies for payment in trust;

∎	recover excess money held by the trustee;

∎	compensate and indemnify the trustee; and

∎	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.

We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

∎

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

∎	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

∎	the offering price and aggregate number of warrants offered;

∎	the currency for which the warrants may be purchased;

∎	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

∎	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

∎

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

∎

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

∎	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

∎	the terms of any rights to redeem or call the warrants;

∎	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

∎	the periods during which, and places at which, the warrants are exercisable;

∎	the manner of exercise;

∎	the dates on which the right to exercise the warrants will commence and expire;

∎	the manner in which the warrant agreement and warrants may be modified;

∎	federal income tax consequences of holding or exercising the warrants;

∎	the terms of the securities issuable upon exercise of the warrants; and

∎	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

∎	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

∎	any provisions of the governing unit agreement;

∎	the price or prices at which such units will be issued;

∎	the applicable United States federal income tax considerations relating to the units;

∎	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

∎	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

∎	to correct or supplement any defective or inconsistent provision; or

∎	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

∎

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

∎

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

∎	Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

∎	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

∎

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

∎

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

∎

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

∎

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

∎

on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

∎	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

∎	In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

∎	at a fixed price, or prices, which may be changed from time to time;

∎	at market prices prevailing at the time of sale;

∎	at prices related to such prevailing market prices; or

∎	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

∎	the name of the agent or any underwriters;

∎	the public offering or purchase price;

∎	any discounts and commissions to be allowed or paid to the agent or underwriters;

∎	all other items constituting underwriting compensation;

∎	any discounts and commissions to be allowed or paid to dealers; and

∎	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

∎

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

∎

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority (“FINRA”).

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in negotiated transactions.

If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Inhibikase Therapeutics, Inc. and Subsidiary for the two years ended December 31, 2024, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Inhibikase Therapeutics, Inc. and Subsidiary Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus, you should read the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We also make these documents available on our website at http:www.inhibikase.com. Our website and the information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

∎	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025, as amended by a Form 10-K/A, filed with the SEC on April 25, 2025;

∎	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

∎	Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 29, 2025, February 18, 2025, February 24, 2025 and April 14, 2025; and

∎

The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39676), filed with the SEC under Section 12(b) of the Exchange Act, filed with the SEC on October 29, 2020, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Inhibikase Therapeutics, Inc., 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801, Attention: Investor Relations, or by telephone request to 302-295-3800.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http:www.inhibikase.com. Information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement. We have included our website solely as an inactive textual reference.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to $185,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

December 19, 2025